Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	July 1, 2025

EACO CORPORATION REPORTS RECORD QUARTER NET SALES AND RECORD QUARTER NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTCMKTS:EACO) today reported the results for its quarter ended May 31, 2025.

Net sales, net income and earnings per share were as follows for the three months ended May 31, 2025 and 2024 (dollars in thousands, except per share information):

	Three Months Ended May 31,		%
	2025	2024	Change
	(unaudited)	(unaudited)
Net sales	$111,410	$96,121	15.9%

Net income	$9,515	$1,184	703.6%

Basic and diluted earnings per common share	$1.95	$0.24	712.5%

The Company had 435 sales employees at May 31, 2025, an increase of 36 employees or 9%, from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 114 SFT’s as of May 31, 2025, four more than the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2025. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955, as amended. These forward-looking statements include, without limitation, statements related to our headcount expansion, growth in market share, and other statement that is not historical information. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and as well as increases to international tariffs. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	May 31,	August 31,
	2025	2024*
ASSETS
Current Assets:
Cash and cash equivalents	$3,613	$843
Restricted cash	10	10
Trade accounts receivable, net	59,875	53,272
Inventory, net	82,780	69,602
Marketable securities, trading	22,063	14,748
Prepaid expenses and other current assets	3,491	3,526
Total current assets	171,832	142,001
Non-current Assets:
Property, equipment and leasehold improvements, net	34,368	35,061
Operating lease right-of-use assets	6,739	7,513
Other assets, net	3,989	3,963
Total assets	$216,928	$188,538
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$37,067	$28,054
Accrued expenses and other current liabilities	21,494	24,910
Current portion of long-term debt	131	129
Current portion of operating lease liabilities	2,674	2,708
Total current liabilities	61,366	55,801
Non-current Liabilities:
Line of Credit	491	–
Long-term debt	4,116	4,214
Operating lease liabilities	4,222	4,892
Total liabilities	70,195	64,907
Commitments and Contingencies Note 9
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	66	73
Retained earnings	134,239	111,130
Total shareholders’ equity	146,733	123,631
Total liabilities and shareholders’ equity	$216,928	$188,538

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2024 filed with the U.S. Securities and Exchange Commission on November 29, 2024.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2025	2024	2025	2024
Net sales	$111,410	$96,121	$305,462	$259,711
Cost of sales	77,337	68,193	214,100	183,184
Gross margin	34,073	27,928	91,362	76,527
Operating expenses:
Selling, general and administrative expenses	21,627	26,314	60,979	61,129
Impairment on termination of lease	-	–	-	3,906
Income from operations	12,446	1,614	30,383	11,492
Other income (expense):
Net gain (loss) on trading securities	277	(24)	761	(45)
Interest and other (expense)	(46)	(44)	(143)	(128)
Other income (expense), net	231	(68)	618	(173)
Income before income taxes	12,677	1,546	31,001	11,319
Provision for income taxes	3,162	362	7,835	2,858
Net income	9,515	1,184	23,166	8,461
Cumulative preferred stock dividend	(19)	(19)	(57)	(57)
Net income attributable to common shareholders	$9,496	$1,165	$23,109	$8,404
Basic earnings per share:	$1.95	$0.24	$4.75	$1.73
Diluted earnings per share:	$1.94	$0.24	$4.73	$1.73
Basic weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590
Diluted weighted average common shares outstanding	4,901,590	4,901,590	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended May 31,
	2025	2024
Operating activities:
Net income	$23,166	$8,461
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,268	1,247
Bad debt expense	203	359
Deferred tax provision	(18)	51
Net unrealized (gain) loss on trading securities	(205)	357
Impairment on termination of lease	–	3,906
Increase (decrease) in cash flow from change in:
Trade accounts receivable	(6,806)	(7,764)
Inventory	(13,178)	(11,139)
Prepaid expenses and other assets	27	98
Operating lease right-of-use assets	774	5,490
Trade accounts payable	6,268	8,043
Accrued expenses and other current liabilities	(3,416)	785
Operating lease liabilities	(704)	(5,501)
Net cash provided by operating activities	7,379	4,393
Investing activities:
Purchase of property, equipment, and leasehold improvements	(575)	(32,527)
Net (purchases) sales of marketable securities, trading	(7,110)	17,466
Net cash used in investing activities	(7,685)	(15,061)
Financing activities:
Borrowings on revolving credit facility	491	–
Repayments on long-term debt	(96)	(94)
Preferred stock dividend	(57)	(57)
Bank overdraft	2,745	3,066
Net cash provided by financing activities	3,083	2,915
Effect of foreign currency exchange rate changes on cash and cash equivalents	(7)	(68)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,770	(7,821)
Cash, cash equivalents, and restricted cash - beginning of period	853	8,568
Cash, cash equivalents, and restricted cash - end of period	$3,623	$747
Supplemental disclosures of cash flow information:
Cash paid for interest	$143	$145
Cash paid for income taxes	$9,213	$8,276